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                              SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(b) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  STI Classic Funds
                                  -----------------

          (Name of Registrant as Specified In Its Charter)

                                        same
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       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11(1).

       1)  Title of each class of securities to which transaction applies:


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       2)  Aggregate number of securities to which transaction applies:


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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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       4)  Proposed maximum aggregate value of transaction:


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       5)  Total fee paid:


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[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
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       paid previously.  Identify the previous filing by registration statement
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       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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          April 21, 1999




          Dear Shareholders of the Arbor U.S. Government Securities Money Fund and Arbor Prime Obligations Fund ("the Crestar/Arbor Funds"):


          You recently received a combined proxy/prospectuses package containing a proxy ballot and related information concerning a special meeting of the Crestar/Arbor Funds Shareholders.

          The ballot enclosed in that original package contained incorrect share ownership information, due to a decimal point error.

          ENCLOSED IN THIS PACKAGE IS A CORRECTED BALLOT FOR YOU TO USE. If you have not already mailed your original ballot, please disregard that one and use the enclosed corrected one.

          If you already have mailed your ballot back, please re-vote your shares and mail back the enclosed ballot in the return envelope provided.

          If you have any questions, please do not hesitate to call us. We can be reached on 1-800-752-1867.

          We sincerely apologize for any inconvenience this may have caused you and appreciate your timely response to this letter.



          Sincerely,


          The Crestar/Arbor Funds





          Enclosures